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                               EXHIBIT 99.3

For Further Information:

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
MONTEREY PASTA COMPANY                              COFFIN COMMUNICATIONS GROUP
1528 Moffett Street                                 15300 Venture Boulevard, Ste. 303
Salinas, CA 93905                                   Sherman Oaks, CA 91403
(408) 753-6262                                      (818) 789-0100
CONTACT: Steve Brinkman, Chief Financial Officer    CONTACT: Sanjay Sabani, Partner
         Vince Guarino, Executive Assistant                  Bill Coffin, President
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For Immediate Release:

MONTEREY PASTA REPORTS NET INCOME INCREASE IN FOURTH QUARTER
 - THIRD CONSECUTIVE PROFITABLE QUARTER FOR GOURMET FOOD COMPANY
 - CONTINUING PROFITABILITY EVIDENCES 1997 AS A TURNAROUND YEAR FOR NATIONAL MANUFACTURER OF REFRIGERATED FRESH PASTA.

     SALINAS, CA (January 30, 1998)--Monterey Pasta Company (NASDAQ: PSTA) today reported net income for the quarter ended December 28, 1997 of $363,000 before dividends to preferred and certain common stockholders of $58,000, or $0.03 per share, on net revenues of $6,159,000, based on 11.37 million shares. This compares with a net loss for the quarter ended December 29, 1996 of ($1,515,000), before dividends to preferred and certain common stockholders of $492,000, resulting in a loss of ($0.23) per share, on net revenues of $5,971,000, based on 8.71 million shares.

     For the twelve months ended December 28, 1997, the company reported net income of $511,000, before dividends to preferred and certain common stockholders of $318,000, resulting in a profit of $0.02 per share on 10.46 million shares. This compares with a net loss for the twelve months ended December 29, 1996, of ($8,233,000), before dividends to preferred and certain common stockholders of $1,108,000, resulting in a loss of ($1.13) per share on 8.28 million shares. In addition to the positive profit results, the Company continues to generate significant positive cash flow, thereby allowing the reduction of borrowings. As of the date of this release, total borrowings have been reduced by $1,017,000 since the end of the third quarter from $1,994,000 to $977,000.

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     Commenting on the results, Mr. Lance Hewitt, Chief Executive Officer and
President, said, "We are pleased to report the third consecutive profitable quarter for Monterey Pasta. Additionally, this quarter's earnings exceeded third quarter's earnings by $88,000. These earnings partially incorporate the early stages of a roll-out of our products into approximately 180 more Club stores nationwide in the fourth quarter. We expect income from Club stores to increase during 1998 as the supply systems fills and Club retail customers become repeat buyers of our pasta and sauces. Our trend in profitability is due to aggressive restructuring actions, taken by the board and the management team, and by a deliberate return to customer relationships based on profitability rather than a pure volume strategy. During the fourth quarter we were able to enter high pasta consuming metropolitan areas in Denver and Columbus, Ohio, adding 60 more retail supermarkets over and above the important Club business. I fully expect we will continue to pick up retail customers during 1998."

     "The future impact of our share price of unexercised conversion rights awarded in preferred stock private placements is no longer an issue. The private placements, necessary to fund Company operations during the turnaround in late 1996 and early 1997, are now fully converted. Principal among these is Clearwater Fund IV, Ltd., largest single holder of such rights which converted $3,000,000 of Series A-1 Preferred Stock into 4,108,108 shares of common stock. Clearwater said at the time of conversion they looked forward to participating in the future growth of the Company," Hewitt said.

     Monterey Pasta also announced the resignation of Kenneth A. Steel, Jr. and Robert F. Steel from the Board of Directors. In their resignations they stated their desire to reduce their time and travel commitments, although remaining strong supporters of Monterey Pasta Company. A substantial private investor in MPC, Kenneth Steel served as a Director since 1996 and as Interim CEO from October of that year until August of 1997. Mr. Hewitt noted that, "Monterey Pasta stockholders are indebted to both of the Steel brothers for their energy and commitment to the Company. Both contributed tremendously to the recent turnaround, with Ken taking the lead as Interim CEO. Elected to the Board is Gerard P. Melia, Chief Financial Officer, Clearwater Funds, Clearwater, Florida, our largest stockholder. Jerry Melia represents a

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committed, long-term major investor. His election is both appropriate and timely," accordingly to Hewitt.

     Monterey Pasta Company manufactures and distributes a premium line of fresh refrigerated pastas and sauces to grocery and club stores across the United States. The company's operations are managed from 37,666 square foot integrated headquarters and production facility in Salinas, California.

     This press release contains forward-looking statements that involve a number of uncertainties and risks that could cause actual results to differ materially from those discussed in the forward-looking statements, including risks associated with the retention of key personnel and integration of new management, the risks of food production and intense competition in the market in which the company competes. For additional information regarding these and other risks, reference is made to the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 29, 1996, subsequent quarterly reports on Form 10-Q, and the company's Registration Statement on Form S-3.

                             Chart to follow




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                          MONTEREY PASTA COMPANY
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(000'S except earnings per share numbers)
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
                                                                 Fourth Quarter Ended                      Year Ended
                                                         ------------------------------------ -------------------------------------
                                                         December 28, 1997  December 29, 1996  December 28, 1997  December 29, 1996
                                                         -----------------  -----------------  -----------------  -----------------
Net revenues from continuing operations..................       6,159            5,971                 23,447              24,492
Cost of sales............................................       3,685            3,881                 13,761              15,851
                                                              -------          -------                -------             -------

Gross profit.............................................       2,474            2,090                 9,686                8,641
Selling, general and administrative expenses.............       2,084            3,345                 8,725               16,238
Gain (loss) on sale or impairment of assets..............          -               (91)                 (259)                (571)
                                                              -------          -------                -------             -------

Operating income (loss)..................................        390            (1,346)                  702               (8,168)

Other income (expense)...................................          4               150                     4                  146

Interest income (expense), net...........................        (34)             (172)                 (211)                (431)
                                                              -------          -------                -------             -------

Income (loss) from continuing operations
  before provision for income taxes......................         360           (1,368)                  495               (8,453)
Provision for income taxes...............................           3               -                    (21)                  -
                                                              -------          -------                -------             -------


Net income (loss) from continuing operations.............         363           (1,368)                  474               (8,453)
                                                              -------          -------                -------             -------

Net recovery (loss) from discontinued operations.........          -              (147)                   37                  220
                                                              -------          -------                -------             -------

Net income (loss)........................................         363           (1,515)                  511               (8,233)
                                                              -------          -------                -------             -------
                                                              -------          -------                -------             -------

Dividends to preferred and certain common shareholders...          58              492                    318               1,108

Net income (loss) from continuing operations
  attributable to common shareholders....................         305           (1,860)                   156              (9,561)
                                                              -------          -------                -------             -------
                                                              -------          -------                -------             -------

Income (loss) per share:
  Continuing operations..................................        0.03            (0.21)                  0.02               (1.16)
  Discontinued operations................................          -             (0.02)                    -                 0.03
                                                              -------          -------                -------             -------
Net income (loss) per share..............................        0.03            (0.23)                  0.02               (1.13)
                                                              -------          -------                -------             -------
                                                              -------          -------                -------             -------

Weighted average common and common
  equivalent shares outstanding.........................       11,370            8,714                 10,458               8,277
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